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                                                                     EXHIBIT 5.1


December 31, 1997


American Communications Services, Inc.
131 National Business Parkway
Annapolis Junction, MD 20701

Re: Registration Statement on Form S-8

Ladies and Gentlemen:


     You have requested our opinion with respect to the registration by Amercian Communications Services, Inc., a Delaware corporation (the "Company") pursuant to Post Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-19089) (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 1,450,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock" or "Common Shares"), issuable upon exercise of options (the "Options") pursuant to the Company's 1994 Stock Option Plan, as amended (the "1994 Plan"), written option agreements and written employment agreements between the Company and the Selling Stockholders (as defined in the Registration Statement).



     In so acting, we have examined original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts.



     Based upon the foregoing, it is our opinion that the Common Shares issuable upon exercise of the Options will if issued in accordance with the 1994 Plan or the written option agreements for the Options, be validly issued, fully paid and non-assessable when issued by the Company.


                                          Very truly yours,

                                          /s/ DORSEY & WHITNEY LLP
                                          --------------------------------------
                                          DORSEY & WHITNEY LLP